                                                                    EXHIBIT 10.7


                                  MARIMBA, INC.

                                  OEM AGREEMENT

        This OEM Agreement ("Agreement") is entered as of March 6th, 1998 (the "Effective Date") by and between Marimba, Inc. ("Marimba"), a Delaware corporation, and Tivoli Systems Subsidiary, Inc. ("OEM"), a Texas corporation and a wholly-owned subsidiary of International Business Machines Corporation ("IBM"), a New York corporation.

                1.      License Grant.

        a. Subject to all the terms of this Agreement, Marimba grants OEM a right to:

                (i) reproduce and distribute copies of the Programs (as defined on Attachment A), but only as integrated into and/or bundled with an OEM Application (as defined on Attachment A) and only to end-user customers directly or through Subdistributors (as defined in Section 1(b)) in the Territory. This license includes the right for OEM to make Derivative Works (as defined on Attachment A) of the Program to the extent necessary to perform any integration of the Program with an OEM Application.

                (ii) to use, display and perform the Programs solely for the purpose of demonstration, testing and training.

                (iii) to permit the OEM Internet Business Unit ("IBU") to use the Programs internally and externally to update IBU applications and programs (the "IBU Update License"); provided, all copies of the Program (excluding the Tuner) must be installed at the IBU.

                (iv) to make Derivative Works of Externals and to reproduce and distribute such Externals and Derivative Works as part of OEM products, but solely for the purpose of ensuring compatibility and consistency with the Programs as integrated into and/or bundled with an OEM Application.

        b. OEM shall have the right to sublicense the license rights set forth above to the extent necessary to distribute the Programs as integrated or bundled with the OEM Applications. OEM shall have the right to distribute the programs through OEM's standard resellers, distributors or other channels ("Subdistributors") provided that each Subdistributor be a subdistributor which OEM uses for distributing its own similar level products and that the terms and conditions of distribution of the Programs shall be consistent with the terms under which OEM's products are distributed and not less protective of Marimba than such terms are protective of OEM.

        c. This license grant is non-exclusive and, except as expressly set forth herein, non-transferable and non-sublicensable. Marimba may not revoke this license grant prior to termination of the Agreement except upon a finding by a court (or arbitrator, mediator or similar party empowered by mutual agreement of the parties) that OEM is in material breach of the Agreement. Nothing in this Agreement shall be construed as limiting in any manner Marimba's marketing or distribution activities or its appointment of other OEMs, dealers, resellers, licensees or agents in general or in the Territory.

        d. Notwithstanding anything else, Marimba and its licensors retain (i) all title to, and, except as expressly and unambiguously licensed herein, all rights to the Programs, all copies thereof (by whomever produced) and all related documentation and materials, (ii) all of their service marks, trademarks, trade names or any other designations, and (iii) all copyrights, patent rights, trade secret rights and other proprietary rights in the Programs. Except as set forth in Section 15 and on Attachment I, OEM will have no right to receive or license any source code with respect to the Programs.

                2. Delivery of the Programs and Promotional Material. Marimba shall deliver masters of the Programs to OEM within 10 days of the Effective Date ("Program Masters"). The Program Masters shall create copies which are required to be enabled on a per copy basis with an enabling key or password (an "Enabling Key"). Marimba shall make Enabling Keys available to OEM on a per transaction basis or on such other basis as the parties shall mutually agree; provided that any mechanism which permits OEM to directly create Enabling Keys (including by Marimba providing OEM with an Enabling Key "tool") shall require an automatic email notification to Marimba as each Enabling Key is issued. (In the event Marimba provides OEM with such an Enabling Key tool, then OEM shall have a license hereunder to use such tool for the purpose of issuing Enabling Keys pursuant to this Agreement; any such Enabling Key tool will require completion of information substantially similar to that set forth on Attachment D). Any end-user documentation, manuals and/or marketing materials for the Programs shall be made available to OEM (at Marimba's election) in either electronic or printed form. Printed copies of the material may be made by OEM at OEM's expense. If at any time during this Agreement Marimba notifies OEM of a replacement version of any Program Master or documentation, OEM shall use reasonable commercial efforts to cease use and/or distribution of the prior version as soon as commercially practicable after Marimba makes the replacement version available to OEM (but in any event shall cease use of the prior version as of OEM's next release (or, if the next release is less than 3 months from the date of receipt of the new Program Master, a corresponding commercially reasonable period of time but in no event later than the next following release)).

                3. End-User Restrictions. No distribution or license of a copy of a Program by OEM shall be made except pursuant to an enforceable end user license agreement at least as protective of Marimba and its suppliers as the terms set forth in Marimba's then-current end-user license agreement for such Program (the "Standard License Terms"; a current copy of which is attached hereto as Attachment C) or such OEM end-user license agreement which is substantially similar thereto and approved in advance by Marimba. Furthermore, except for copies for demonstration or evaluation purposes for a limited period of time (not to exceed 60 days), no license of a Program may be made or copy of a Transmitter may be distributed except pursuant to access license restrictions materially equivalent to one of the User Access License terms set forth on Attachment A ("Access License Terms"). Marimba shall have the right to revise the Standard License Terms and Access License terms upon the release of an Update or in order to comply with government regulations or third-party code requirements; any such revised terms shall be consistent with the Standard License Terms and Access License Terms generally provided by Marimba to its customers, resellers and distributors and Marimba shall provide OEM with notice of any such change as far in advance as commercially reasonably practicable. OEM shall be obligated to implement any new Access License Terms or Standard License Terms as soon as commercially practicable after receipt of the new terms, provided that OEM shall have until its next release (or, if the next release is less than 3 months from the date of receipt of the new terms, a corresponding commercially reasonable period of time but in no event later than the next following release) to implement such changes. In the event that any new Standard License Terms or Access License Terms would cause OEM a substantial material administrative or financial burden to implement, then OEM and Marimba agree to meet and negotiate in good faith regarding the manner in which OEM will implement such revised terms. OEM acknowledges that Marimba may be required to include certain Standard License Terms or Access License Terms to comply with government and/or third-party supplier requirements or the like and OEM further acknowledges that certain Programs and/or Updates may not be distributed except pursuant to such terms.

                4.      Customer Support; Training.

                        a. End-user Support Obligations. OEM shall be responsible for all front-line support for the Programs. For purposes of this Agreement, the term Support Service is defined as the service provided when a customer identifies an error or has a question regarding installation or use of a Program. There are three levels: "Level 1" is the Support Service provided in response to the customer's initial contact identifying an error or need for basic assistance regarding installation or use. "Level 2" is the Support Service provided to reproduce and attempt to correct any error, to find that the service provider cannot reproduce such error, or for more advanced questions regarding installation or use. "Level 3" is the Support Service provided to isolate the error at the component level of the Programs. OEM shall be responsible for all Level 1 and Level 2 Support Service and Marimba shall be responsible for all Level 3 Support Service for copies of Programs distributed by OEM hereunder (which support shall be provided by Marimba directly to OEM's designated support managers only). As soon as reasonably practicable after general release (but in no event later than with respect to Marimba's other resellers or distributors), Marimba shall provide Updates at no charge directly to OEM for use and distribution pursuant to the license grants set forth in Section 1 of this Agreement.; notwithstanding the foregoing, Updates may be distributed by OEM only to end-user customers for which OEM has paid Marimba an annual support and maintenance fee in accordance with Section 5.a. below. Marimba will use commercially reasonable efforts to provide advance notice to OEM of each Update.

                        b. Backline Support. During the term of the Agreement, Marimba shall provide reasonable backline support for the Programs (i.e., support that requires access and manipulation of any part of the Programs' source code) during normal business hours directly to one or more designated support managers of OEM; OEM shall designate at least one support manager within 30 days of the Effective Date. As soon as commercially practical thereafter, such support manager shall attend and pass all courses required to become a Marimba Certified Consultant. Marimba's sole obligation with respect to the Programs or documentation errors will be to use commercially reasonable efforts to correct, at its expense, any reproducible error about which it receives written notice. The obligations contained in this Section 4 are contingent upon proper use of the Programs and shall not apply if the Programs are (i) modified by any party other than Marimba and in Marimba's reasonable judgment such modification caused the error or (ii) used on or with a version of a platform which Marimba does not support at the time of such use. As of the Effective Date, the supported platforms are Microsoft Windows NT, Microsoft Windows 95 and Sun Solaris. Upon termination of this Agreement, at the request of OEM, Marimba shall continue the service set forth in this Section 4.b. at its then standard rates for a period not to exceed 12 months from the date of termination. OEM shall also receive partner support consisting of: (i) access to senior Marimba support engineers, (ii) partner-level priority routing of hotline support inquiries, and (iii) access to the Marimba Partner Knowledge Exchange Program for one senior engineer of OEM. Partner service is provided by Marimba directly to OEM and may not be transferred to an OEM customer or any other party. The Marimba Partner Knowledge Exchange Program permits a senior OEM engineer to spend a designated period of time (not to exceed four (4) weeks) on-site at Marimba working with Marimba's support engineers. All exchanges are subject to Marimba's standard terms for visiting engineers and shall be held at a date and time as mutually agreed upon by the parties; travel, lodging and related expenses are the obligation of OEM. Marimba agrees to continue hotline support for each release of a Program for at least 12 months from release of the successor or replacement.

                        c. End-User Warranty Claims. In the event OEM receives a warranty claim with respect to the Program component of an OEM Application within 90 days of purchase by the end-user customer, then OEM shall, as soon as commercially practicable (but in no event more than 10 days) thereafter, notify Marimba of such claim in writing and shall cooperate with Marimba to remedy the situation in accordance with the support procedures set forth in this Section 4. In the event that neither OEM nor Marimba is able to remedy the situation to the end-user customer's satisfaction, then Marimba shall credit OEM hereunder an amount equal to the amount actually paid by OEM to Marimba with respect to such purchase, provided that: (i) OEM has accepted a return of the OEM Application and refunded full payment to the end-user customer, (ii) a refund would have been due pursuant to Marimba's then-current standard end-user limited warranty (as if such limited warranty were for a 90 day period) (a copy of which is included in the Standard Terms attached hereto as Attachment C) and (iii) the problem was caused by the Program as delivered by Marimba. This Section 4.c. sets forth OEM's sole remedy from Marimba in the event of a warranty claim with respect to a Program and Marimba shall have no liability with respect to any warranty claim not received within 90 days of purchase by an end-user customer.


                5.      Fees.

                        a. For each copy of a Program distributed, OEM shall pay Marimba (i) the associated User Access License fee (in U.S. dollars) set forth on Marimba's then-current published Worldwide Price List (the current version of which is included as Attachment B), less the discount described in Attachment A and (ii) a first year support and maintenance fee as calculated according to Attachment A; and, in addition, if an end user customer elects to purchase from OEM maintenance and support for Programs for additional years, OEM will pay Marimba the same fee for such maintenance and support for any subsequent year. Marimba shall have the right, in its sole discretion, from time to time or at any time, to establish, change, alter, or amend such prices with 30 days written notice.

                        b. OEM shall deliver to Marimba within 30 business days after the end of each month a report (the "OEM Report") (i) setting forth the number of copies of the Program and associated User Access Licenses distributed (which shall include the same information as set forth in Attachment D), (ii) detailing support and maintenance due for new customers and annual renewals of existing customers and (iii) calculating all fees due to Marimba with respect to the preceding month. The OEM Report shall contain all sales information of which OEM is aware as of the issuance of such OEM Report; any sales information received by OEM after the issuance of an OEM Report shall be included by OEM in the next subsequent OEM Report. OEM shall remit to Marimba the amount due pursuant to the report within 30 calendar days of the end of such month. OEM shall pay all amounts due hereunder in U.S. dollars in the U.S. Marimba shall have the right to invoice OEM at the end of each month for all Enabling Keys issued during such month and for all new and recurring support and maintenance fees in the event OEM has not issued its complete required report to Marimba. Either party shall have the right to conduct a reconciliation of any payments, invoices and reports from the other party against such party's own records and each party agrees to negotiate in good faith towards a resolution of any disagreement regarding amounts owed. OEM shall pay a late fee on any amount not paid when due under this Agreement equal to the lower of [***]* for such amount for the period such payment is delinquent; provided that the late fee shall not apply to any outstanding amount which is reasonably disputed and documented by OEM.

                        c. OEM shall not have a fee payment obligation pursuant to Section 5.b. above with respect to copies of the Program: (A) used by OEM or its agents pursuant to Section 1.a.(ii) for demonstration, testing and training purposes, (B) used by the IBU pursuant to Section 1.a. (iii), (C) used by OEM internally solely for integration purposes pursuant to Section 1.a.(i), and (D) distributed by OEM solely for evaluation purposes for a period not to exceed 60 days.

                        d. OEM shall have the right at its election to credit towards fees due hereunder any or all of the unused portion of the Initial Commitment Amount under the Reseller Agreement by and between OEM and Marimba dated as of August 14, 1997. Any balance of such Initial Commitment Amount existing as of the termination of the Reseller Agreement shall be automatically credited by Marimba to OEM hereunder. Any amount of the Initial Commitment Amount under the Reseller Agreement credited to Reseller hereunder shall be referred to hereunder as the "Remaining Reseller Initial Commitment Amount". Any surviving rights Reseller may have under the terms of the Reseller Agreement with respect to any portion of the Remaining Reseller Initial Commitment Amount actually credited from the Reseller Agreement to this Agreement shall not terminate under such Reseller Agreement until such time as such dollars are consumed by OEM hereunder.

                        e. OEM shall pay Marimba the OEM Initial Commitment Amount in two payments on the dates specified Attachment A. Such Initial OEM Commitment Amount is non-refundable except as otherwise expressly specified in Sections 12 and 13 of this Agreement. OEM may distribute the number of User Access Licenses which corresponds to the then-paid portion of the Initial OEM Commitment Amount (as determined according to the methodology set forth in Attachment A) without payment of any further royalties to Marimba.

                        f. Other than as set forth in Section 5.c. with respect to the OEM Initial Commitment Amount and in Section 12 with respect to extension of the initial term of this Agreement, this Agreement shall not be construed as a commitment or obligation, express or implied, on the part of OEM to pay any minimum fees or to market, license, or distribute any copies or related User Access Licenses.


------------------

* CONFIDENTIAL TREATMENT REQUESTED. CONFIDENTIAL PORTION HAS BEEN FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION.

                6.      Other OEM Obligations. OEM agrees:

                        a. not to contest the application or registration of, or use, ownership or licensing by Marimba of the trademarks set forth on Attachment E (the "Marks") during the term of this Agreement; provided, however, that nothing herein prohibits or precludes OEM from using Marks as permitted by law, and provided further that with respect to "UpdateNow," nothing in this Agreement will prohibit or preclude OEM from (i) continuing to make use of the trademark or a similar mark, if such trademark or similar mark is currently in use; or
(ii) making a fair use of such trademark or using the term in a descriptive manner in connection with its ordinary meaning. Marimba may request that Attachment E be amended to add additional Marks in the event it also offers to add new Programs for which such Marks are used to Attachment B. Any such request must be sent to the attention of OEM's legal department and will only be effective if agreed to in writing by OEM's counsel. OEM acknowledges that if it does not agree to the addition of such marks, Marimba may elect not to add such additional Programs to Attachment B. For purposes of this Section 6.a., the parties agree that "OEM" specifically does not include IBM.

                        b. in any distribution, marketing and promotional material in connection with distribution of the Programs, to (i) use the Marks or such other marks designated by Marimba in writing, (ii) comply with Marimba's then current commercially reasonable quality control trademark guidelines and
(iii) represent the Programs in a manner consistent with Marimba's representation of the Programs. Marimba shall have the right to suspend OEM's use of the Marks upon 30 days advance written notice for failure to comply with such guidelines (unless OEM cures such failure within such notice period). In addition to the above, OEM agrees to make commercially reasonable efforts to provide Marimba with all market statements, market positions and Program descriptions ("Marketing Materials") relating to Marimba or the Programs as soon as commercially practicable prior to their being issued. Marimba agrees to provide OEM with its approval, or with its comments if it does not approve them, within 7 business days. If Marimba does not respond within such 7 day period, Marimba is deemed to have approved such Marketing Materials. If OEM does not provide Marimba with such Marketing Materials prior to their being issued, and Marimba has a good faith belief that such Marketing Materials misrepresent the Programs or are inconsistent with Marimba's representation of the Programs, Marimba will provide OEM with a description of the misrepresentation or inconsistency, and OEM will modify, reissue, or withdraw such Marketing Materials as soon as commercially practical. The parties agree that any press releases regarding this relationship must be pre-approved by both parties; provided, however, that the parties agree to include the language set forth in Attachment G in the first press release issued by the parties regarding this Agreement.

                        c. to comply with the Branding Guidelines set forth on Attachment G.

                        d. to use reasonable efforts to keep Marimba informed as to any problems encountered with the Programs and any resolutions arrived at for those problems. OEM further agrees (i) that Marimba shall have any and all right, title and interest in and to any such proposed resolutions without the payment of any additional consideration therefor either to OEM, or its employees, agents or customers and (ii) that it will use reasonable efforts to cooperate with Marimba in this regard.

                        e. to maintain, for a period of 1 year from the date of the related payment, a record of the name and address of such person or entity to which it distributes a copy of a Program and related User Access License, and relevant records to support payments made to Marimba. OEM agrees to permit an independent certified public accounting firm or auditor designated and paid by Marimba to examine and audit such records (and such other records directly related to the payments due by OEM hereunder) during reasonable business hours upon ten business days prior written notice with respect to OEM's compliance with the payment terms of this Agreement; if such an audit uncovers a deficiency in reporting or payments, OEM shall immediately pay Marimba all amounts due plus interest calculated at [***]*, and, if such deficiency is greater than [***]*, shall bear the audit expenses. Marimba shall have the right to audit OEM's records no more than once in any 12 month period unless Marimba has demonstrable evidence that OEM is not in compliance with its payment obligations hereunder. Further, any such accounting firm or auditor must be under a confidentiality agreement acceptable to OEM, and will only disclose to Marimba any amounts overpaid or underpaid for the period examined as well as sufficient information to substantiate such auditor's determination of over- or under-payments.

                        f. to comply with all applicable export laws and regulations (including, without limitation all applicable export laws and restrictions and regulations of the Department of Commerce, the United States Department of Treasury Office of Foreign Assets Control or other United States or foreign agency or authority), not to export or authorize the export or re-export of any Copies or Program in violation of any such law or regulations, and to include language to the effect that the end user must comply with all applicable export laws and regulations in any OEM end-user license used in connection with the Programs.

                        g. to use reasonable commercial efforts to notify Marimba if OEM becomes aware of any non-compliance by any of its end-user customers of the terms of such customer's end-user license agreement and to provide reasonable assistance to Marimba (at Marimba's expense) with respect to enforcement of such terms.

                7.      Other Marimba Obligations: Marimba agrees:

        a. to make the Programs which are available to OEM under this Agreement always the most current release or version of such Programs available to Marimba's customers. Marimba shall do this by assuring that "Updates" under this Agreement includes any and all updates generally commercially released by Marimba under its standard maintenance program for the Programs during the term of this Agreement. Marimba further agrees that if during the term of this Agreement a replacement for a Program is offered by Marimba, then Marimba shall include such replacement product as a "Program" under this Agreement.

        b. Marimba's current estimated release schedule and related obligations for Version 3.0 of the Program are set forth on Attachment I; Marimba agrees to provide Updates (including Version 3.0) and beta releases (subject to the terms set forth on Attachment I) to OEM no latter than such Updates are generally made available by Marimba. Attachment I sets forth OEM's sole and exclusive remedy for any breach by Marimba of any obligation set forth on Attachment I`.

        c. to provide OEM with a Certificate of Originality in the form attached as Attachment H upon initial delivery of the Program Masters and again as necessary during the term of the Agreement in the event of a change of any information set forth therein due to a release of an Update.

        d. to provide feedback, comments and commercially reasonable general assistance to OEM with respect to any testing of the Programs or any Update conducted by OEM.

        e. to offer Implementation Services to OEM at a rate of [$***]* per person-day during the term of the Agreement, subject to Marimba standard terms for such services (as set forth on Attachment J) and excluding cost of travel and related expenses (which shall be borne by OEM). The [$***]* rate shall be subject to increase on an annual basis by Marimba in accordance with the U.S. government cost of living index. OEM estimates that OEM shall require 8 or more hours per week of Implementation Services (to be provided by phone and email from Marimba) from the Effective Date through the date of OEM's initial release of an OEM Application; provided, that OEM shall not be obligated to purchase any minimum number of days of Implementation Services.


------------------

* CONFIDENTIAL TREATMENT REQUESTED. CONFIDENTIAL PORTION HAS BEEN FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION.

        f. to ensure continued compatibility and support of any application programming interfaces (API) generally published by Marimba applicable to the Programs or provided by Marimba to OEM for at least one year from the date of release of such API and to use reasonable commercial efforts to notify OEM in advance of any change of any API.

                8. Confidentiality. Neither party shall disclose the terms of this Agreement except as required by law or regulation, to advisors, consultants, potential investors and/or other agents bound to confidentiality, or as mutually agreed by the parties. Any confidential or proprietary information disclosed by either party in the performance of this Agreement shall be subject to the Mutual Confidentiality Agreement executed by the parties on the Effective Date and attached hereto for reference as Attachment F.

                9. Limited Liability. NOTWITHSTANDING ANYTHING ELSE IN THIS AGREEMENT OR OTHERWISE, EXCEPT FOR A CLAIM ARISING UNDER SECTIONS 13, "INDEMNIFICATION," OR 14, "WARRANTIES," NEITHER PARTY WILL BE LIABLE WITH RESPECT TO ANY SUBJECT MATTER OF THIS AGREEMENT UNDER ANY CONTRACT, NEGLIGENCE, STRICT LIABILITY OR OTHER LEGAL OR EQUITABLE THEORY (I) FOR ANY AMOUNTS IN EXCESS, IN THE AGGREGATE, OF THE AMOUNTS DUE TO MARIMBA BY OEM DURING THE TWELVE MONTH PERIOD PRIOR TO THE DATE SUCH CLAIM AROSE (OR THE UNUSED PORTION OF THE OEM INITIAL COMMITMENT AMOUNT, WHICHEVER IS GREATER) OR (II) FOR ANY INCIDENTAL OR CONSEQUENTIAL DAMAGES OR LOST DATA OR (III) FOR COST OF PROCUREMENT OF SUBSTITUTE GOODS, TECHNOLOGY OR SERVICES.

                10.     Relationship of Parties.

                        a. The parties hereto expressly understand and agree that each party hereto is an independent contractor in the performance of each and every part of this Agreement, and is solely responsible for all of its employees and agents and its labor costs and expenses arising in connection therewith.

                        b. Except as expressly provided herein, Marimba is in no manner associated with or otherwise connected with the actual performance of this Agreement on the part of OEM, nor with OEM's employment of other persons or incurring of other expenses. Except as expressly provided herein, Marimba shall have no right to exercise any control whatsoever over the activities or operations of OEM.

                        c. Neither party guarantees the success of any marketing effort it engages in for the Programs.

                        d. Each party is responsible for all its own costs in connection with its performance hereunder, including all business, travel and living expenses.

                        e. Each party is responsible for complying with the collection, payment, and reporting of all taxes imposed by any governmental authority applicable to its activities in connection with the marketing, distribution, delivery or license of the Copies under this Agreement. Neither party is responsible for taxes that may be imposed on the other party.

                11. Assignment. This Agreement and the rights hereunder are not transferable or assignable by OEM without the prior written consent of Marimba except to a person or entity who acquires all or substantially all of the assets or business of OEM or to IBM pursuant to a reorganization of OEM within IBM. Marimba may assign this Agreement without the consent of OEM.

                12. Term and Termination. Unless terminated earlier as provided herein, this Agreement shall continue in effect for a period of 36 months extending from the Effective Date. The Agreement shall automatically extend for an additional 12 month term ("Year 4") if during the third year of the Agreement OEM purchases the Year 3 License Purchase Minimum (as set forth in Attachment A); the Agreement shall then automatically extend for an additional 12 month term ("Year 5") if during the fourth year of the Agreement OEM purchases the Year 4 License Purchase Minimum (as set forth in Attachment A); and the Agreement thereafter shall extend for one final 12 month term ("Year 6") if during the fifth year of the Agreement OEM purchases the Year 5 License Purchase Minimum (as set forth in Attachment A). The renewals for Year 4, Year 5 and Year 6 of the Agreement shall be automatic and shall not be contingent upon any further action or inaction of either party other than meeting the applicable License Purchase Minimum. OEM shall have the right at its election to a wind-down period commencing at the end of the term of this Agreement and ending no more than 12 months thereafter (the "Wind-down Period") in which OEM shall have the right to continue to distribute the Programs pursuant to the terms of this Agreement (including with respect to payment of fees) provided that: (i) Licensee may only distribute Programs as integrated into or bundled with OEM Applications released prior to the commencement of the Wind-down Period and (ii) OEM shall use reasonable commercial efforts to cease all distribution of the Programs as soon as commercially reasonably practicable from the commencement of such Wind-down period. Thereafter, either party may provide written notice to the other of its desire to renew the Agreement. Upon such request, the parties will enter into good faith negotiations regarding any renewal terms, but neither party shall have any obligation to extend the Agreement. For the avoidance of doubt, in no event shall this Agreement (including any Wind-down Period) continue for more than 7 years from the Effective Date.

                        a. This Agreement may be terminated by a party for cause immediately upon the occurrence of any of the following events:

                                1. If the other ceases to do business, or
otherwise terminates its business operations; or

                                2. if the other materially breaches any material
provision of this Agreement and fails to cure such breach within 30 days. However, if the breach by its nature, cannot be remedied in 30 days, but can be remedied in a reasonable time thereafter, and the breaching party is taking reasonable and diligent steps to remedy it and is acting in good faith, then the notice period will be suspended while the breaching party takes these actions; or

                                3. If the other shall seek protection under any
bankruptcy, receivership, trust deed, creditors arrangement, composition or comparable proceeding, or if any such proceeding is instituted against the other (and not dismissed within 120 days).

                        b. In the event OEM terminates this Agreement based on a material breach of this Agreement by Marimba, then Marimba shall refund any then-unused portion of the OEM Initial Commitment Amount to OEM. Except with respect to the obligation set forth in this clause, neither party shall incur any liability whatsoever for any damage, loss or expenses of any kind suffered or incurred by the other (or for any compensation to the other) arising from or incident to any termination of this Agreement by such party which complies with the terms of the Agreement whether or not such party is aware of any such damage, loss or expenses; provided, however, that this shall not be construed as limiting either party's obligation of indemnification hereunder.

                        c. Upon termination of this Agreement by either party or naturally at the end of the term (i) as soon as commercially practical, OEM will return to Marimba or destroy all Program Masters, Proprietary Information, catalogues and literature in its possession, custody or control in whichever form held (including all copies or embodiments thereof) and will cease using any trademarks, service marks and other designations of Marimba, and (ii) the provisions of this Agreement shall terminate except for Sections 9, "Limited Liability," 13, "Indemnification," 14.d, disclaimer of "Warranties," and 16, "General," and any accrued right to payment which shall survive any termination of this Agreement. Notwithstanding the foregoing, any end-user licenses granted to customers in accordance with this Agreement will remain in effect in accordance with their terms.

                        d. Termination is not the sole remedy under this Agreement and, whether or not termination is effected, all other remedies will remain available.

                13.     Indemnification.

                        a. By OEM. If any claim is made against Marimba by a third party based upon OEM's distribution of the Programs, including without limitation, providing unauthorized representations or warranties (or failing to effectively disclaim all warranties and liabilities on behalf of Marimba) to its customers, OEM will be responsible for and will indemnify Marimba from any and all claims, liabilities, damages, settlements, costs, expenses and liabilities of any type whatsoever regarding such third party claim, with the exception of those activities for which Marimba bears responsibility under Section 13(b) of this Agreement, and provided Marimba gives OEM prompt written notice of any such claim, together with the full authority for and reasonable cooperation with such a defense.

                        b. By Marimba. For purposes of this indemnification, the term "OEM" includes IBM. If any claim of infringement of any patent, copyright, trademark or trade secret is asserted against OEM by a third party based upon the Programs which are the subject of this Agreement, Marimba will indemnify OEM against any amounts finally awarded in a settlement or by a court to such party (and reasonable attorneys' fees in connection therewith), provided that Marimba shall have (i) received prompt written notice from OEM of said claim; (ii) received from OEM the exclusive right to control and direct the investigation, defense, or settlement of such claims; and (iii) received the reasonable cooperation of OEM. In the event an infringement is determined or, if required by settlement, Marimba may substitute for the Programs and documentation substantially similar Programs and documentation, or, alternatively, Marimba may procure for OEM the right to continue using the Programs and distributing the Copies, or Marimba may terminate the Agreement upon 30 days advance written notice (a "Special Termination"). Upon a Special Termination, or upon OEM being otherwise enjoined by a court of competent jurisdiction from shipping Programs, Marimba agrees to refund to OEM any then-unused portion of the OEM Initial Commitment Amount. However, this obligation of refund shall not be construed as limiting Marimba's obligation of indemnification hereunder. The foregoing obligation of Marimba does not apply with respect to those portions of the Programs (i) (if any) which are modified after shipment by OEM or IBM, or an agent acting under OEM's or IBM's direction, if the alleged infringement would not have been caused but for such modification, or (ii) combined with any non-Marimba Programs, processes or materials if such infringement could have been avoided but for such combination. This Section 13 sets forth OEM's sole and exclusive remedy with respect to any claim of intellectual property infringement.

Notwithstanding the foregoing, with respect to claims based on intellectual property rights in countries other than the United States, Canada, Japan, and the countries in the European Union ("Other Country(ies"), Marimba's entire liability per claim to OEM for indemnification under this Section 13 shall be limited to [$***]* per claim. In the event that Marimba becomes aware of a claim or reasonably believes a claim of infringement is likely pertaining to distribution in an Other Country, then Marimba may, upon written notice to OEM, require OEM and Subdistributors to cease distributing the Programs in such Other Country within 30 days of such notice (or 90 days in the case of any firm written orders made prior to receipt of such notice); provided that in the event any country is excluded from OEM's Territory pursuant to the foregoing at such time as a balance of the OEM Initial Commitment Amount is remaining, then Marimba shall provide OEM with an accommodation (including, but not limited to, attempting to provide OEM with a version of the Program which may be distributed in such Territory) commensurate with the respective loss of opportunity (if any) associated therewith on terms to be mutually agreed upon by the parties.

                14.     Warranties.

                        a. By Both Parties. Each party warrants to the other that it has the resources to perform its obligations under this Agreement, and that it will comply with any applicable laws, rules or regulations.


------------------

* = CONFIDENTIAL TREATMENT REQUESTED. CONFIDENTIAL PORTION HAS BEEN FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION.

                        b. By Marimba. Marimba warrants that (i) it has sufficient rights to the Programs (including associated marks and names) to grant OEM the rights specified in this Agreement (including the right to distribute the Programs under the trademarks for such Programs), and to grant customers the rights specified in its end user license or OEM's license agreement; (ii) the Programs and Copies do not infringe any copyright or trade secret, (iii) to the best of Marimba's knowledge as of the Effective Date, Marimba is not aware of any claim for U.S. or Canadian patent infringement with respect to the Programs other than with regard to United States patent number 5,581,764 with respect to which a claim of infringement concerning the Programs has been filed by Novadigm, Inc. against Marimba (number CV-97-20194), or that there is a basis for any such claim; (iv) none of the Programs has been the basis of any claim of infringement of the copyright or trade secret rights of any third party threatened or asserted against Marimba or, to Marimba's knowledge, any other party; and (v) the Programs, when used in accordance with their associated documentation, are capable of correctly processing, providing and/or receiving date data within and between the twentieth and twenty-first centuries, provided that all Programs (for example, hardware, software and firmware) used with the Programs properly exchange accurate date data with the Programs.

                        c. By OEM. OEM warrants that (i) except as expressly permitted herein, it will not modify, create any derivative work of, or include in any other software the Programs or copies or any portion thereof, and (ii) it will not reverse assemble, decompile, reverse engineer or otherwise attempt to derive source code from the Programs or copies.

                        d. EXCEPT AS EXPRESSLY SET FORTH IN THIS SECTION, NEITHER PARTY MAKES ANY WARRANTIES TO ANY PERSON WITH RESPECT TO THE PROGRAMS, OR ANY RELATED SERVICES OR LICENSES, AND EACH PARTY DISCLAIMS ALL IMPLIED WARRANTIES, INCLUDING WITHOUT LIMITATION THE WARRANTIES OF MERCHANTABILITY AND FITNESS FOR A PARTICULAR PURPOSE.

                15.     Source Code Escrow.

        a. Within sixty (60) days after the Effective Date, Marimba shall add OEM as a beneficiary to the existing Escrow Agreement between Marimba and Fort Knox Escrow Services, Inc. ("Escrow Agreement") for the term of this Agreement. OEM may continue to be a beneficiary of the Escrow Agreement for up to one year thereafter upon receipt by Marimba of a $1000 annual escrow fee. In the event that the escrow fee is not received by the expiration of the term of this Agreement, OEM will cease to be a beneficiary without further notice and without liability of Marimba or Fort Knox Escrow Services, Inc. ("Fort Knox"). In any event, OEM shall permanently cease to be a beneficiary of the Escrow Agreement one (1) year after termination of this Agreement (or immediately upon termination by Marimba due to material breach by OEM). Pursuant to the Escrow Agreement, Marimba has delivered source code and documentation of the Programs to Fort Knox. Marimba also agrees to deliver to Fort Knox source code and documentation for Updates and any related tools, APIs or other code required by a programmer possessing standard skill in the applicable field to operate such Updates, as soon as practicable after the Updates have been developed by Marimba.

        b. The Escrow Agreement provides for the release of the deposited materials, relating to the Programs licensed under this Agreement, only in the event that (i) Marimba has sought protection under any bankruptcy, receivership, creditors arrangement, composition or comparable proceeding, or if any such proceeding has been instituted against Marimba and not dismissed within 120 days; or (ii) Marimba, voluntarily or involuntarily, ceases to do business, or otherwise terminates its business operations and a successor does not assume Marimba's rights and obligations under this Agreement; or (iii) Marimba or Fort Knox receives a written notice from Marimba's trustee in bankruptcy, or an order of a court, directing Fort Knox to release the source code and documentation to OEM; (iv) Marimba ceases to offer support for the then-current version of the Programs without making an update or successor version or product available; provided that OEM is then under contract for support and in good standing under this Agreement. Marimba has thirty (30) days to object to the release of such documents. OEM may use the released materials solely for the purpose of maintaining and supporting the Programs for the duration of this Agreement and shall maintain the confidentiality of the released materials and technology with the same standard of care OEM applies to its most confidential information; provided, that in the event of a release prior to completion of the Initial Feature Enhancements set forth as of the Effective Date on Attachment I, then the materials may be used by OEM to create Derivative Works of the Programs consisting of such features. In the event of a dispute as to when this section applies, such dispute will be settled by arbitration, pursuant to the terms of the Escrow Agreement

                16.     General.

                        a. No Guarantee of Marketing Success. Neither party guarantees the success of any marketing effort it engages in for the Programs. Either party may independently develop, acquire, and market materials, equipment or programs that may be competitive with (despite any similarity to) the Programs.

                        b. Amendment and Waiver-Except as otherwise expressly provided herein, any provision of this Agreement may be amended and the observance of any provision of this Agreement may be waived only with the written consent of the parties. However, it is the intention of the parties that this Agreement be controlling over additional or different terms of any purchase order, confirmation, invoice or similar document, and that waivers and amendments shall be effective only if made in a writing signed by both parties.

                        c. Governing Law and Legal Actions - This Agreement shall be governed by and construed under the laws of the State of California and the United States without regard to conflicts of laws provisions thereof and without regard to the United Nations Convention on Contracts for the International Sale of Goods Neither party will bring a legal action against the other more than two years after the cause of action arose. In any action or proceeding to enforce rights under this Agreement, the prevailing party shall be entitled to recover costs and attorneys' fees.

                        d. Headings - Headings and captions are for convenience only and are not to be used in the interpretation of this Agreement.

                        e. Notices - Notices under this Agreement shall be sufficient only if (i) personally delivered, (ii) delivered by a major commercial rapid delivery courier service, (iii) mailed by certified or registered mail, return receipt requested or (iv) sent by confirmed facsimile to a party at its addresses or number as set forth below or as amended by notice pursuant to this subsection. Notice shall be effective upon receipt as demonstrated by reliable written confirmation (e.g., certified mail receipt or courier receipt).

                        f. Entire Agreement - This Agreement supersedes all proposals, oral or written, all negotiations, conversations, or discussions between or among parties relating to the subject matter of this Agreement and all past dealing or industry custom.

                        g. No Reliance - Neither party has relied on any promises, inducements or representations by the other, except those expressly stated in this Agreement.

                        h. Severability - If any provision of this Agreement is held to be illegal or unenforceable, that provision shall be limited or eliminated to the minimum extent necessary so that this Agreement shall otherwise remain in full force and effect and enforceable.

                        i. Counterparts - This Agreement may be executed in one or more counterparts, each of which shall be deemed an original, but all of which taken together shall constitute one and the same instrument.

IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed on their respective behalf, by their respective officers thereunto duly authorized, all as of the day and year first written above.



OEM:                                   MARIMBA, INC.:




By   /s/ F.H. CLOUDMAN                 By    /s/ KIM POLESE

Name   F. H. Cloudman                  Name   Kim Polese

Title   SVP, Operations                Title   President and Chief Executive
                                               Officer

OEM Notice Information:                Marimba Notice Information:

9442 Capital of Texas Highway          440 Clyde Avenue
North Arboretum Plaza One, Suite 500   Mountain View, California 94043
Austin, Texas 78759                    Fax: (650) 930-5605
445 Sherman Avenue                     Phone: (650) 930-5282
Fax:  (512) 794-9070                   Attn: Legal Department
Phone:  (512) 794-9070
Attn:

OEM Counsel Notice Information:

IBM Corporation
11400 Burnet Drive, MD 9452
Austin, Texas  78759
Fax:  (512) 838-0354

Attention:  Bryce Johnson

                                  ATTACHMENT A

                             [SUBSEQUENTLY AMENDED]

                                  ATTACHMENT B

                          MARIMBA WORLDWIDE PRICE LIST



                             [Subsequently Amended]

                                  ATTACHMENT C


                           END USER LICENSE AGREEMENT

                             [Subsequently Amended]

                                  ATTACHMENT D

                      REQUIRED INFORMATION FOR ENABLING KEY


Identification
--------------
Customer Name:
Customer Address:

Contact Information
-------------------
Customer email:
Customer Phone:
Customer Fax:

Technical Contact Name:
Technical Contact Address:
Technical Contact email:
Technical Contact Phone:
Technical Contact Fax:

Configuration
-------------
User Access Licenses purchased:  (number and type)
Platform (Sun Solaris, WinNT 4.0, Win95, Mac)
Number of Channels (Unlimited/Standard):
Number of Users purchased (Intranet):
Host IP address:
Host Ethernet address:
Language (English, Japanese):
Version (International, US):



                  Year of Support/Maintenance Purchased: _____


LIMITATION: Notwithstanding anything to the contrary in this Agreement, except pursuant to a warranty claim under Section 4.c. or in the event Marimba is issuing an Enabling Key on behalf of OEM, OEM may elect to provide Marimba with only the following information:

        Customer Name
        City, State and Country
        User Access Licenses purchased (number and type)

                                  ATTACHMENT E

                                   TRADEMARKS




                             [subsequently amended]

                                  ATTACHMENT F

                    MUTUAL CONFIDENTIAL DISCLOSURE AGREEMENT

                        CONFIDENTIAL DISCLOSURE AGREEMENT

                                     Between



                Tivoli Systems Inc. ("Tivoli"), a Texas corporation, located at 9442 Capital of Texas Highway North Arboretum Plaza, One Suite 500, Austin, Texas 78759 and Marimba, Inc., ("Participant"), located at 445 Sherman Avenue, Palo Alto, CA 94306

                The parties hereby establish these terms and conditions governing the use and protection of certain confidential information ("Confidential Information") one party ("the Disclosing Party") may disclose to the other party ("the Receiving Party").

1. Each party's designated representative for coordinating disclosure or receipt of Confidential Information is:


              For Tivoli:                      Valerie Luessenhop, Counsel
                                               ---------------------------------

              For Participant:                 Todd Smithline, Corporate Counsel
                                               ---------------------------------


2. The following is a description of the Confidential Information which may be disclosed under this Agreement: (a) for Tivoli, Business plans, forecasts, projections and analyses, software, hardware or systems designs, specifications, documentation, code, architecture, structure, protocols, product materials, notes, slides, or ideas, including but not limited to, Tivoli's business and product, (b) for Participant, Business plans, forecasts, projections and analyses, software, hardware or systems designs, specifications, documentation, code, architecture, structure, protocols, product materials, notes, slides, or ideas, including but not limited to, Participant's business and product.

3. This Agreement will only apply to disclosures made within one (1) year of the date of this Agreement, and this Agreement shall expire on the same date, unless extended in writing by mutual agreement of the parties. The Recipient's duty to hold Confidential Information in confidence expires five (5) years after execution of this Agreement, which duty shall survive the earlier expiration or termination of this Agreement. The "Recipient" is defined as the party receiving Confidential Information under this Agreement.

                Either party may terminate this Agreement for material breach thereof upon ten (10) days written notice. Notwithstanding termination, the obligations set forth under Paragraphs 4 and 5 hereof shall survive such termination.

4. Use of Confidential Information. The Receiving Party shall not make use whatsoever at any time of the Confidential Information except for the purpose of effectuating the existing relationship and evaluating potential business opportunities.

5. The parties agree to hold the Disclosing Party's Confidential Information in strict confidence and to take all reasonable precautions to protect such Confidential Information, including without limitation, using the same degree of care, as the Receiving Party uses to protect is own Confidential Information of a similar nature. The Receiving Party agrees not to copy or reverse engineer any such Confidential information of the Disclosing Party. The Receiving Party shall limit its internal disclosure of Confidential Information to those employees having a strict need to know such information and only for the purpose set forth in Paragraph 4 above.

 6. The Receiving Party shall have a duty to protect only that Confidential Information which is: (a) first disclosed by the Disclosing Party in tangible form and is conspicuously marked as "Confidential," or the like at the time of disclosure; or (b) disclosed by the Disclosing Party in nontangible form and orally identified as confidential at the time of disclosure, and is summarized in tangible form conspicuously marked as "Confidential," or the like and delivered to the Receiving Party's representative named in Paragraph 1 above within thirty (30) days of the original disclosure.

 7. This Agreement imposes no obligation upon the Receiving Party with respect to Confidential Information which The Receiving Party can establish by legally sufficient evidence: (a) was in The Receiving Party's possession before receipt from The Disclosing Party; (b) is or becomes known to the general public without improper action or inaction by The Receiving Party; (c) was rightfully disclosed to it by a third party provided the Receiving Party complies with any restrictions imposed by the third party (e) is independently developed by the Receiving Party without the use of the Confidential Information provided by the Disclosing Party; (f) is disclosed pursuant to a court order provided the Receiving Party uses reasonable efforts to limit disclosure and has allowed the Disclosing Party to participate in the proceeding or; (g) is disclosed by the Receiving Party with the Disclosing Party's prior written approval.

 8. Within one (1) month following expiration, or termination of this Agreement, or upon written request, the Receiving Party shall return to the disclosing Party, or destroy at The Disclosing Party's option, all Confidential Information in tangible form in its possession.

 9. Neither party acquires any rights in the Confidential Information under this Agreement, except the limited right to use the Confidential Information for the purposes set out in Paragraph 4 above. Neither party has an obligation under this Agreement to purchase any service or item from the other party. Neither party has an obligation under this Agreement to commercially offer any products using or incorporating Confidential Information. This Agreement grants no license by either party to the other, either directly or by implication, estoppel or otherwise.

10. The Receiving Party shall adhere to the U.S. Export Administration laws and regulations and shall not export or re-export any Confidential Information or technical data or products received from the Disclosing Party or the direct product of such Confidential Information or technical data to any prescribed country listed in the U.S. Export Administration Regulations unless properly authorized by the U.S. Government.

11. Each Disclosing Party represents that it has the right to make the disclosures under this Agreement. The Confidential Information disclosed under this Agreement is delivered "as is" and the Disclosing Party makes no representation of any kind with respect to the accuracy of such Confidential Information or its suitability for any particular use.

12. Either party shall be free to use the Residuals from any such Confidential Information, or any ideas, concepts and/or techniques contained therein for any purpose, including the use of such Information in the development, manufacture, and maintenance of its products and services. The term "Residuals" means that Information which may be retained in non-tangible form in the minds by those employees of a party who have had access to the Confidential Information.

13. Nothing in this Agreement shall preclude either party from using, marketing, licensing and/or selling, any independently developed technology, software or data processing information and/or material that is similar or related to the Confidential Information disclosed under this Agreement, provided the party has not done so in breach of this Agreement.

14. The relationship of the parties is that of independent contractors. This Agreement does not create an agency, partnership or similar relationship between the parties. Neither party acquires any rights to use in advertising, publicity or other marketing activities, any name, trade name, trademark or other designation of either party.

15. All additions and modifications to this Agreement must be made in writing referencing this Agreement and must be signed by both parties.

16. This Agreement may not be assigned by either party without the express written consent of the other party and any purported assignment without such written consent shall be void.

17. THIS AGREEMENT IS MADE UNDER AND SHALL BE CONSTRUED IN ACCORDANCE WITH THE SUBSTANTIVE LAWS OF THE STATE OF TEXAS.

18. This Agreement supersedes all prior discussions and writings and constitutes the entire agreement with respect to the subject matter thereof.

                IN WITNESS WHEREOF, the parties have caused this Agreement to be executed by their duly authorized representatives.



TIVOLI Systems Inc.                     Marimba, Inc.

Name:  /s/  HOWARD J. NICHOLAS          Name:   /s/  STEVE WILLIAMS
     -----------------------------           -------------------------------

By:    Howard J. Nicholas               By:    Steve Williams
   -------------------------------         ---------------------------------

Title: Mgr. Contract Services           Title: VP, Sales
     -----------------------------            ------------------------------

Date:  August 21, 1997                  Date:  August 20, 1997
     -----------------------------           -------------------------------

                                  ATTACHMENT G

             MARKETING; BRANDING GUIDELINES; PRESS RELEASE LANGUAGE




                             [subsequently amended]

                                  ATTACHMENT H

                           CERTIFICATE OF ORIGINALITY

             RESPONSES TO ATTACHMENT H - CERTIFICATE OF ORIGINALITY

1  -- Castanet 2.0 (Castanet Enterprise Transmitter, Castanet Tuner, Castanet
      Publisher)

2A -- Answer is NO except as follows:

      Castanet 2.0 contains code under license from the following vendors:

      RSA Data Security, Inc.  - Encryption modules
      100 Marine Parkway, Suite 500
      Redwood City, CA 94065


      Netscape Communications Corporation - SSL Reference Implementation 3.0 501 East Middlefield Road
      Mountain View, CA 94043.

2B -- Marimba acquired rights to distribute the code pursuant to a license agreement.

3 -- The programs contain standard copyright notices and attributions for Marimba and its suppliers (as required)

4  --  No material portion

5  -- No

6  -- None except as set forth in 2A above.

                                  ATTACHMENT I

                      CASTANET FUTURE RELEASE TARGET DATES


1.      Description.


        Castanet 3.0 is projected to consist of the following:

        Castanet Enterprise Transmitter
               - Controller
        Castanet Tuner
               - Installer
        Castanet Publisher

2.      Estimated Release Schedule.

        The current estimated release schedule for Castanet 3.0 is set forth below:

                                                                          General
Deliverable                Alpha                    Beta                Availability
-----------                -----                    ----                ------------
Tuner                      3/30                     4/30                    7/30
Transmitter                3/30                     5/30                    7/30
Publisher                  3/30                     5/30                    7/30


3.      Initial Feature Enhancements


        The feature enhancements which Marimba intends to include in Castanet
3.0 are set forth below:

--------------------------------------------------------------------------------------------------
Item                         Description                           Status
--------------------------------------------------------------------------------------------------
HTTP Daemon and Castanet     Marimba to provide a gateway to       Netscape Servers: Currently
Transmitter to support       allow rerouting from the Tivoli       supported on Solaris and NT.
same port and IP.            Cross-Site Server implementation to
                             the Transmitter.                      Microsoft IIS: Currently
                                                                   supported on NT.
--------------------------------------------------------------------------------------------------
Support for non-Verisign     Castanet currently requires a         Marimba agrees to provide
CA for the transmitter and   Verisign certificate to operate.      support.
publisher.                   The root certificate is hardwired.
                                                                   Work scoped at 8 weeks at
                             Marimba to externalize certificate    Implementation Services rate.
                             thereby allowing (offline)
                             configuration of root certificate     Work to be completed and
                             on both client and server side.       included in GA release.
--------------------------------------------------------------------------------------------------
Transmitter               .  Exposes all Transmitter management    Marimba agrees to provide a
Controller API.              function through a programmatic       non-public version of  an API.
                             API.                                  This API may not
--------------------------------------------------------------------------------------------------

Item                         Description                           Status
--------------------------------------------------------------------------------------------------
                                                                   be exposed by
                                                                   OEM to any third-party.
                             This allows installation and
                             configuration throughout the Tivoli   Alpha version of API to be
                             Cross-Site  console.                  provided with Alpha code
                                                                   delivery.

                                                                   Marimba agrees to provide
                                                                   support to OEM for the
                                                                   API.
--------------------------------------------------------------------------------------------------
Switch as part of            Marimba agrees to provide a           The works is scoped at 2
the Transmitter              switch, as part of the                weeks at Implementation
Control API                  Transmitter Control API, that         Services rate.
                             will disallow access from
                             remote machines.
--------------------------------------------------------------------------------------------------



        4. Marimba Obligations. Marimba agrees to use reasonable commercial efforts to release Castanet 3.0 in accordance with the projected release dates set forth in Section 2 above and to include the Initial Feature Enhancements set forth in Section 3 in Castanet 3.0 prior to the General Availability date set forth in Section 2 above.

        5. Remedies. OEM agrees that Marimba shall not be deemed to be in breach of the Agreement for any failure to meet any obligation under this Attachment I unless Marimba has failed to deliver Castanet 3.0 with the Initial Feature Enhancements more than 4 months from the General Availability date set forth in Section 2 above (a "4 Month Delay"). In the event of a 4 Month Delay, then OEM's sole remedy shall be, at its written election with 10 days advance notice, to either: (i) extend the Agreement one day for each day of delay beyond the General Availability date set forth in Section 2 above or (ii) terminate the Agreement and receive a refund of the portion of the OEM Initial Commitment Amount actually paid and unused by OEM as of such date. FOR THE AVOIDANCE OF DOUBT, IN NO EVENT SHALL MARIMBA'S AGGREGATE LIABILITY FOR A BREACH OF ANY PROVISION OF SECTION 7b OF THE AGREEMENT OR THIS ATTACHMENT I EXCEED THE THEN PAID AND UNUSED PORTION OF THE OEM INITIAL COMMITMENT AMOUNT (WHICH SHALL NOT EXCEED [$***]*).

        6. Alpha and Beta Release code: OEM acknowledges that any Alpha or Beta code provided hereunder is provided "AS IS" only and that such code constitutes highly confidential information of Marimba. OEM agrees not to use any Alpha or Beta code for any purpose other than evaluation and testing. For avoidance of doubt, OEM may not distribute any portion of any Alpha or Beta release code. Notwithstanding the foregoing, OEM may release Beta code as part of an OEM beta release of an integrated OEM Application provided that the Beta code being released by OEM has been released as part of a public beta by Marimba and provided further that Marimba has approved in advance the OEM beta agreement pursuant to which the code is to be released (which approval shall not be unreasonably withheld) and has advance notice of such release. Marimba also agrees to reasonably cooperate with OEM with respect to any request to release Beta code prior to Marimba public release as part of a private OEM beta release, provided that any such agreement for such a release must be in a writing signed by an officer of Marimba.

        7. Payment for Creation of Initial Feature Enhancements. OEM agrees to pay Marimba at the Implementation Services rate for Marimba's creation the two Initial Feature Enhancements for which payment is designated in Section 3 above. OEM acknowledges that the Initial Feature Enhancements shall be incorporated into the Programs for general release by Marimba. OEM agrees that its sole right with respect to the Initial Feature


----------------------

* CONFIDENTIAL TREATMENT REQUESTED. CONFIDENTIAL PORTION HAS BEEN FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION.

Enhancements shall be pursuant to its license to the Programs, that all right, title and interest in and to the Initial Feature Enhancements shall remain in Marimba and that nothing created by Marimba or any of its agents under this Agreement shall constitute a work made for hire. Fees for Initial Feature Enhancements shall be invoiced on a monthly basis and payments shall be due 30 days from receipt of invoice; in no event shall the first invoice for such work be payable prior to April 1, 1998.

        8. Source Code License for Gateway Code. Marimba grants OEM a non-exclusive, non-transferable license during the term of this Agreement to use, modify and create Derivative Works of the "Gateway" source code and any related source code provided by Marimba to OEM (the "Gateway Source Code"), but only in a manner consistent with and in furtherance of the licenses granted to OEM in Sections 1.a.(i) and (ii) of this Agreement. OEM acknowledges that any source code provided by Marimba to OEM is highly confidential information of Marimba. OEM agrees not to release any source code (or any portion thereof) to any third-party. Marimba grants OEM a non-exclusive right to distribute the Gateway Source Code, but only as compiled into object code form and integrated into an OEM Application, and subject to the license terms set forth for distribution of the Programs in Section 1 of this Agreement. OEM grants Marimba a worldwide, perpetual, royalty-free, irrevocable, non-exclusive license to use, modify, distribute, create derivative works of and otherwise fully exploit any Gateway Source Code modified by OEM which has general applicability to the Programs and which is generally released by OEM in object code form (or which OEM otherwise elects to provide to Marimba). OEM shall have no support, warranty or other obligation hereunder with respect to any Gateway Source Code or any Derivative Work thereof create by OEM.


        9. Long Term Feature Enhancements. Marimba agrees to use reasonable commercial efforts to accomplish the following listed feature enhancements to the general release version of the Programs. Failure by Marimba to accomplish any or all of the foregoing shall not constitute a breach of this Agreement. Notwithstanding the foregoing, in the event Marimba fails to release Client Side Certificates (as described below) within 12 months of the Effective Date, then OEM shall have the right as its sole remedy to extend the Agreement for one day for each day of delay beyond such date.


----------------------------------------------------------------------------------------------------
Item                         Description                           Status
----------------------------------------------------------------------------------------------------
Client Side Certificates     Authentication/Authorization of       Marimba agrees to provide 12
                             clients to be performed through       months after Effective Date
                             Certificates rather than via          with a beta release 9 months
                             password encryption.                  after Effective Date.
----------------------------------------------------------------------------------------------------
Certificate Management       Long term direction on how to         Marimba and Tivoli agree to
                             manage certificates for               collaborate to provide common
                             applications management               mechanism across Marimba and
                                                                   Cross-Site in response to
                                                                   customer related issues.
----------------------------------------------------------------------------------------------------
Internationalization         Multi-byte support allowing           Marimba agrees to provide
                             Internationalization of product.      Internationalized version 4
                                                                   weeks after GA of new releases.
----------------------------------------------------------------------------------------------------
Java VM Strategy             Eventual support for additional VM.   Marimba to work with Tivoli on
                                                                   providing VM support when
                                                                   required for strategic partners.
----------------------------------------------------------------------------------------------------

                                  ATTACHMENT J

                          IMPLEMENTATION SERVICES TERMS



PERFORMANCE OF SERVICES. Marimba (or an agent acting on its behalf) shall provide the number of person-days of professional implementation support services ("Implementation Services") arranged for hereunder. Marimba warrants that the Implementation Services shall be performed in a professional and workmanlike manner. The parties acknowledge that the scope of the Implementation Services provided hereunder consist solely of delivery of: (i) Program installation and deployment assistance and/or (ii) additional related Marimba copyrighted interface software or code. In addition, Implementation Services designated as "Architectural" services shall also include assistance with respect to planning and designing the implementation of the Program. Licensee shall have a perpetual, royalty-free, irrevocable right to use and distribute anything delivered as part of the Implementation Services subject to the terms of its license for the Programs, but Marimba shall retain all right, title and interest in and to such work product, code or Programs and any derivative, enhancement or modification thereof created by Marimba (or its agents). The term "royalty-free" as used hereunder means that OEM shall not be obligated to pay any amounts in addition to that already required for distribution of the Programs in order to distribute the work product of the Implementation Services. The date and time for all Implementation Services shall be as mutually reasonably agreed upon by the parties; provided, however, that any days not used by Licensee within one-hundred twenty (120) days of payment for such days shall expire and become void. Licensee shall be responsible for reasonable travel and related expenses. Licensee may purchase additional Implementation Service days at Marimba's standard rates for such services. A "person-day" of Implementation Services consists of an eight-hour day; overtime shall be available only in minimum one-half day increments. Implementation Services shall be invoiced on a monthly basis and payment shall be due within 30 days of receipt of invoice.